As filed with the Securities and Exchange Commission on October 4, 2024

Registration No. 333-277828

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

EWSB Bancorp, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	6036	Applied for
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification Number)

109 West Second Street

Kaukauna, Wisconsin 54130

(920) 766-4646

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Charles D. Schmalz

President and Chief Executive Officer

EWSB Bancorp, Inc.

109 West Second Street

Kaukauna, Wisconsin 54130

(920) 766-4646

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Kip A. Weissman, Esq. Zachary A. Davis, Esq. Luse Gorman, PC 5335 Wisconsin Avenue, N.W., Suite 780 Washington, D.C. 20015 (202) 274-2000

Approximate date of commencement of proposed sale to the public: Not applicable.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☐

If this Form is filed to register additional shares for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act: ☐

Sale to the Public Concluded on September 20, 2024

EXPLANATORY NOTE

The purpose of this Post-Effective Amendment No. 1 is to deregister 404,650 shares of the 1,157,188 shares of common stock, $0.01 par value per share, of EWSB Bancorp, Inc. (the “Registrant”) registered pursuant to the Registrant’s Registration Statement on Form S-1, as amended (the “Form S-1”), as declared effective on June 28, 2024. The remaining 752,538 shares of common stock were offered and sold in accordance with the Prospectus dated June 28, 2024, as filed pursuant to Securities Act Rule 424(b) (“Rule 424(b)”) on July 8, 2024, as supplemented by the Prospectus Supplement dated August 14, 2024, as filed pursuant to Rule 424(b) on August 14, 2024, and the Prospectus Supplement dated September 6, 2024, as filed pursuant to Rule 424(b) on September 6, 2024 (collectively, the “Prospectus”). No further shares of common stock will be offered and sold pursuant to the Prospectus by the Registrant. The Registrant, therefore, requests deregistration of the 404,650 unissued and unsold shares of common stock registered pursuant to the Form S-1 as soon as practicable after the filing of this Post-Effective Amendment No. 1.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Kaukauna, State of Wisconsin, on October 4, 2024.

EWSB Bancorp, Inc.

By:	/s/ Charles D. Schmalz
Charles D. Schmalz
President, Chief Executive Officer and Chief Financial Officer
(Duly Authorized Representative)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Charles D. Schmalz	President, Chief Executive Officer, Chief Financial Officer and Director (Principal Executive, Financial and Accounting Officer)	October 4, 2024
Charles D. Schmalz

/s/ Kenneth P. Demerath*	Director	October 4, 2024
Kenneth P. Demerath

/s/ Lori Hoersch*	Director	October 4, 2024
Lori Hoersch

/s/ Kay M. Dorow*	Director	October 4, 2024
Kay M. Dorow

/s/ Steve Tyink*	Director	October 4, 2024
Steve Tyink

/s/ Lisa Cruz*	Director	October 4, 2024
Lisa Cruz

/s/ Steve Haen*	Director	October 4, 2024
Steve Haen

* Pursuant to the Power of Attorney contained in the signature page of the Registration Statement, as initially filed in the Form S-1 on March 11, 2024.